Exhibit 10.6

EXECUTION COPY

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of March 29, 2011 by and between TIM MACK (the “Executive”) and Align Technology, Inc., a Delaware corporation (the “Company”) in connection with the proposed merger pursuant to which Cadent Inc. (“Cadent”) will become a wholly owned subsidiary of the Company (the “Merger”). This Agreement is effective as of, and contingent upon, the closing of the Merger (the “Closing”). If the Closing does not occur, this Agreement will not take effect. As of the Closing, this Agreement will supersede in its entirety each employment agreement, offer letter, or similar agreement or arrangement between the Executive and Cadent except as set forth in the following sentence. Each agreement between the Executive and Cadent relating to confidential information and invention assignments will continue in effect following the effectiveness of this Agreement as such agreements relate to the Executive’s employment and service with Cadent prior to the Closing.

1. Duties and Scope of Employment.

(a) Position. For the term of the Executive’s employment under this Agreement (“Employment”), the Company agrees to employ the Executive in the position of Senior Vice President, Business Development with your principal place of employment in New Jersey. The Executive shall report to the Chief Executive Officer (the “CEO”). The Executive accepts such employment and agrees to discharge all of the duties normally associated with said position, and to faithfully and to the best of Executive’s abilities perform such other services consistent with Executive’s position as Senior Vice President, Business Development as may from time to time be assigned to Executive by the CEO.

(b) Obligations to the Company. During the term of the Executive’s Employment, the Executive shall devote Executive’s full business efforts and time to the Company. The Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the CEO, provided, however, that the Executive may, without the approval of the CEO, serve in any capacity with any civic, educational or charitable organization. The Executive may own, as a passive investor, no more than one percent (1%) of any class of the outstanding securities of any publicly traded corporation.

(c) No Conflicting Obligations. The Executive represents and warrants to the Company that Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Agreement. The Executive represents and warrants that the Executive will not use or disclose, in connection with the Executive’s employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that the Executive’s employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that the Executive has returned all property and confidential information belonging to any prior employers except for property and confidential information belonging to Cadent.

(d) Commencement Date. It is expected that Executive will commence full-time Employment on the Closing date.

2. Cash and Incentive Compensation.

(a) Salary. The Company shall pay the Executive as compensation for the Executive’s services a base salary at a gross annual rate of $307,000, payable in accordance with the Company’s standard payroll schedule. The compensation specified in this Subsection (a), together with any adjustments by the Company from time to time, is referred to in this Agreement as “Base Salary.”

(b) Target Bonus. The Executive shall be entitled to participate in an annual bonus program that will provide the Executive with an opportunity to earn a potential annual bonus equal to 70% of the Executive’s Base Salary. Any bonus paid for 2011 will be paid on a pro-rata basis based on the number of days between the Closing date and the end of the applicable bonus year. The amount of the bonus shall be based upon the performance of the Executive, as set by the individual performance objectives described in this Subsection, and the Company in each calendar year, and shall be paid by no later than March 1 of the following year, contingent on the Executive remaining employed by the Company as of such date. The Executive’s individual performance objectives shall be set by the CEO after consultation with the Executive and the Company’s objectives shall be approved by the Compensation Committee in each case by no later than March 31, of each calendar year; provided, however, that the Executive’s individual performance objectives for 2011 will be set within sixty (60) calendar days of the Closing. Any bonus awarded or paid to the Executive will be subject to the discretion of the Board.

(c) Incentive Awards. The Executive shall be granted a stock option to purchase 90,000 shares of the Company’s common stock (the “Option”) and an award of restricted stock units covering 30,000 shares of the Company’s common stock (the “Restricted Stock Unit Award”), subject to the approval of the Board in all respects, including the terms described herein. The per share exercise price of the Option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of the Option shall be seven (7) years, subject to earlier expiration in the event of the termination of the Executive’s Employment. The Executive shall vest in accordance with the vesting provisions approved by the Compensation Committee of the Board of Directors, which vesting is currently 25% of the Option shares after the first twelve (12) months of continuous service and shall vest in the remaining Option shares in equal monthly installments over the next three (3) years of continuous service. The Restricted Stock Unit Award will be scheduled to vest as to 25% on the one year anniversary of the date of grant with 25% vesting yearly thereafter subject to the Executive’s continuous service through each applicable vesting date. The grant of the Option and the Restricted Stock Unit Award shall be subject to the other terms and conditions set forth in the Company’s 2005 Incentive Plan and in the Company’s standard form of stock option agreement and restricted stock unit agreement, as applicable.

(d) Commuting Allowance. The Company will provide Executive with a cash allowance of $2,000 per month to be used for housing and commuting expense, less applicable tax withholding.

(e) Retention Bonus. The Executive shall be eligible to receive a retention bonus (the “Retention Bonus”) equal to $245,000, less applicable tax withholdings, with 50% of such Retention Bonus (or $122,500) becoming earned and payable on the twelve (12) month anniversary of the Closing date, and the remaining 50% of such Retention Bonus (or $122,500) becoming earned and payable on the eighteen (18) month anniversary of the Closing date, subject to the Executive’s continued Employment with the Company through each such date. Any portion of the Retention Bonus that is earned shall be paid, less applicable tax withholdings, in the next regularly scheduled payroll following the date on which it is earned. Notwithstanding the foregoing, if the Company terminates Executive’s Employment without Cause or if the Executive resigns for Good Reason, and in either event such termination occurs prior to the eighteen (18) month anniversary of the Closing date, the Company shall pay the Executive, in a lump sum and within ten (10) calendar days of the effective date of the General Release to be executed by Executive in accordance with Section 6(a) below, an amount equal to any unpaid Retention Bonus.

3. Vacation and Executive Benefits. During the term of the Executive’s Employment, the Executive shall be eligible to accrue 17 days vacation per year on a pro-rata basis throughout the year, in accordance with the Company’s standard policy for senior management, including provisions with respect to maximum accrual, as it may be amended from time to time. During the term of the Executive’s Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for senior management, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan, and to the right of the Company to make changes in such plans from time to time.

4. Business Expenses. During the term of the Executive’s Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

5. Term of Employment.

(a) Basic Rule. The Company agrees to continue the Executive’s Employment, and the Executive agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Executive’s Employment terminates pursuant to Subsection (b) below. The Executive’s Employment with the Company shall be “at will,” and either the Executive or the Company may terminate the Executive’s Employment at any time, for any reason, with or without Cause. Any contrary representations, which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the “at will” nature of the Executive’s Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

(b) Termination. The Company may terminate the Executive’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive notice in writing. The Executive may terminate the Executive’s Employment by giving the Company fourteen (14) days advance notice in writing. The Executive’s Employment shall terminate automatically in the event of Executive’s death or Permanent Disability. For purposes of this Agreement, “Permanent Disability” shall mean that the Executive has become so physically or mentally disabled as to be incapable of satisfactorily performing the essential functions of Executive’s position and duties under this Agreement for a period of one hundred eighty (180) consecutive calendar days.

(c) Rights Upon Termination. In the event the Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid base salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive;

(c) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to the Executive; (d) unreimbursed business expenses required to be reimbursed to the Executive, and (e) rights to indemnification Executive may have under the Company’s Articles of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable. Except as expressly provided in Section 6, upon the termination of the Executive’s Employment pursuant to this Section 5, the Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.

(d) Termination of Agreement. The termination of this Agreement shall not limit or otherwise affect any of the Executive’s obligations under Section 7.

6. Termination Benefits.

(a) General Release Agreement. Any other provision of this Agreement notwithstanding, Subsections (b), (c) or (d) below shall not apply unless (i) the Executive has executed a General Release Agreement in a form prescribed by the Company by which the Executive waives and releases with irrevocable effect all known and unknown claims that the Executive may then have against the Company or persons affiliated with the Company which are waivable under applicable law, and (ii) the Executive has pursuant to such General Release Agreement has agreed not to prosecute any legal action or other proceeding based upon any of such claims to the full extent permissible under applicable law, and (iii) the Executive has pursuant to such General Release Agreement has acknowledged Executive’s continuing obligations under this Agreement and the EPIA referenced below, and (iv) the General Release Agreement has become effective and irrevocable within sixty (60) days following the date of the Executive’s termination of employment. Any benefits under this Agreement that would be considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following the Executive’s separation from service, or, if later, such time as required by Section 6(h) of this Agreement. Any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 6(h) of this Agreement and the remaining payments shall be made as provided in this Agreement.

(b) Termination without Cause. If, during the term of this Agreement, and not in connection with a Change of Control as addressed in Subsection (c) below, the Company terminates Executive’s Employment without Cause or the Executive resigns for Good Reason, then:

(i) as of the date of termination of Employment, Executive shall immediately conditionally vest in an additional number of shares under all outstanding options and restricted stock units as if the Executive had performed twelve (12) additional months of service, subject to Executive’s execution of the General Release Agreement described above with irrevocable effect and suspension of exercise rights with respect to such conditionally vested shares until such execution;

(ii) the Company shall pay the Executive, in a lump sum upon the effectiveness of the General Release to be executed by Executive in accordance with Section 6(a) above, an amount equal to: (x) the then current year’s Target Bonus prorated for the number of days of Executive is employed in said year; (y) one year’s Base Salary; and (z) the greater of the then current year’s Target Bonus or the actual prior year’s bonus. The Executive’s Base Salary shall be paid at the rate in effect at the time of the termination of Employment.

(c) Upon a Change of Control. In the event of the occurrence of a Change in Control while the Executive is employed by the Company:

(i) the Executive shall immediately vest in an additional number of shares under all outstanding options and restricted stock units as if the Executive had performed twelve (12) additional months of service; and

(ii) if within twelve (12) months following the occurrence of the Change of Control, one of the following events occurs:

(A) the Executive’s employment is terminated by the Company without Cause; or

(B) the Executive resigns for Good Reason

then the Executive shall immediately conditionally vest as to all shares under all outstanding options and restricted stock units, subject to Executive’s execution of the General Release Agreement described above with irrevocable effect and suspension of exercise rights with respect to such conditionally vested shares until such execution, and the Company shall pay the Executive, in a lump sum, an amount equal to: (i) the then current year’s Target Bonus prorated for the number of days of Executive is employed in said year; (ii) one year’s Base Salary; and (iii) the greater of the then current year’s Target Bonus or the actual prior year’s bonus. The Executive’s Base Salary shall be paid at the rate in effect at the time of the termination of Employment.

(d) Health Insurance. If Subsection (b) or (c) above applies, and if the Executive elects to continue the Executive’s health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) following the termination of Employment, then the Company shall pay the Executive’s monthly premium under COBRA for COBRA coverage for the Executive until the earliest of (i) 12 months following the termination of the Executive’s Employment, or (ii) the date upon which the Executive commences employment with an entity other than the Company. In addition, and notwithstanding anything to the contrary in this Section 6, if the Company determines in its sole discretion that it cannot provide the COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue the Executive’s group health coverage in effect on the date of the Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Executive elects COBRA continuation coverage.

(e) Definition of “Cause.” For all purposes under this Agreement, “Cause” shall mean any of the following:

(i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company;

(ii) Any breach of this Agreement or the EPIA between the Executive and the Company;

(iii) Conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(iv) Misappropriation of the assets of the Company or any act of fraud or embezzlement by Executive, or any act of dishonesty by Executive in connection with the performance of his duties for the Company that adversely affects the business or affairs of the Company;

(v) Intentional misconduct; or

(vi) the Executive’s failure to satisfactorily perform the Executive’s duties after having received written notice of such failure and at least thirty (30) days to cure such failure.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Executive’s Employment; provided, however, that the foregoing shall be considered an exclusive list of events constituting “Cause” for purposes of receiving benefits pursuant to Section 2(e) and Sections 6(b), (c) and (d) of this Agreement.

(f) Definition of “Good Reason.” Except as noted below, for all purposes under this Agreement, subject to the notice and cure period described below, the Executive’s resignation for “Good Reason” shall mean the Executive’s resignation upon written notice to the Company delivered within ninety (90) days after the occurrence of any one or more of the following events and with an effective date within such ninety- (90-) day period; provided, however, that 6(f)(ii) of this definition shall apply only in the case of a termination pursuant to Section 6(c) of this Agreement:

(i) The Executive’s position, authority or responsibilities being significantly reduced;

(ii) For purposes of a termination upon the occurrence of a Change in Control pursuant to Section 6(c) only, the Executive being asked to relocate the Executive’s principal place of employment such that the Executive’s commuting distance from the Executive’s residence prior to such relocation is increased by over thirty-five (35) miles;

(iii) The Executive’s annual Base Salary or bonus being materially reduced; or

(iv) The Executive’s benefits being materially reduced.

The Executive shall provide written notice to the Company at least thirty (30) days prior to the effective date of Executive’s resignation, identifying the event or events Executive claims constitute Good Reason and describing in reasonable detail the fact supporting the claim. The Company shall have at least thirty (30) days to take action to remedy the condition claimed by the Executive as Good Reason, but shall have no obligation to take such action. In the event the Company remedies the condition then Good Reason shall be deemed not to exist. At the expiration of the remedial period and prior to the effective date of Executive’s resignation, Executive shall provide written notice to the Company, stating whether Executive (A) withdraws

Executive’s resignation based on the Company’s remedy of the condition, (B) chooses to resign anyway notwithstanding such remedy, or (C) claims the condition has not been remedied and chooses to resign based on a claim of Good Reason. In the absence of such notice, Executives resignation shall become effective and Executive shall be deemed to have resigned without Good Reason.

(g) Definition of “Change of Control.” For all purposes under this Agreement, “Change of Control” shall mean any of the following:

(i) a sale of all or substantially all of the assets of the Company;

(ii) the acquisition of more than fifty percent (50%) of the common stock of the Company (with all classes or series thereof treated as a single class) by any person or group of persons;

(iii) a reorganization of the Company wherein the holders of common stock of the Company receive stock in another company (other than a subsidiary of the Company), a merger of the Company with another company wherein there is a fifty percent (50%) or greater change in the ownership of the common stock of the Company as a result of such merger, or any other transaction in which the Company (other than as the parent corporation) is consolidated for federal income tax purposes or is eligible to be consolidated for federal income tax purposes with another corporation; or

(iv) in the event that the common stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than fifty percent (50%) of the then-outstanding common stock and for this purpose the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities and Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than fifty percent (50%) of the then outstanding Common Stock.

(h) Section 409A. Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to the Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Code Section 409A (together, the “Deferred Compensation Separation Benefits”) will be paid or otherwise provided until the Executive has a “separation from service” within the meaning of Code Section 409A. Any Deferred Compensation Separation Benefits due to Executive pursuant to this Agreement or otherwise on or within the six-month period following Executive’s termination will accrue during such six-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination, provided, that such cash severance or other benefits will be paid earlier, at the times and on the terms set forth in the applicable provisions of this Agreement, if the Company reasonably determines that the imposition of additional tax under Code Section 409A, will not apply to an earlier payment of such cash severance or other benefits. Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations or that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits to the extent permissible under the applicable Treasury Regulations. In addition, this Agreement will be deemed amended to the extent necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Code Section 409A and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard.

7. Non-Solicitation and Non-Disclosure.

(a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Executive’s Employment terminated for any reason, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive’s own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company’s affiliates.

(b) Proprietary Information. As a condition of employment, the Executive has entered into an Employee Proprietary Information Agreement with the Company (the “EPIA”), which is incorporated herein by reference.

8. Successors.

(a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

(b) Executive’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Arbitration and Equitable Relief.

(a) Arbitration. EXCEPT AS PROVIDED IN SECTION 13(c) BELOW, ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS AGREEMENT, OR OTHERWISE RELATING TO MY EMPLOYMENT WITH THE COMPANY, WILL BE SETTLED BY ARBITRATION TO BE HELD IN ESSEX COUNTY, NEW JERSEY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“AAA RULES”). THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY SUCH ARBITRATION IN ACCORDANCE WITH NEW JERSEY LAW, AND SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW JERSEY LAW TO ANY DISPUTE, CLAIM OR CONTROVERSY, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THE AAA RULES CONFLICT WITH NEW JERSEY LAW, NEW JERSEY LAW SHALL TAKE PRECEDENCE. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN A DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. TO THE EXTENT PERMITTED BY LAW, THE COMPANY SHALL PAY THE ADMINISTRATIVE OR HEARING FEES ASSOCIATED WITH THE ARBITRATION, EXCEPT FOR THE FIRST $300.00 IN ADMINISTRATIVE FEES FOR ANY ARBITRATION THAT IS INITIATED BY ME, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

(b) Waiver of Right to Jury Trial. THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF MY RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF MY EMPLOYMENT RELATIONSHIP WITH THE COMPANY (EXCEPT AS PROVIDED IN SECTION 13(c) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(i) CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT, BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED, NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENT OR INTENTIONAL MISREPRESENTATION, NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE, AND DEFAMATION;

(ii) CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE, OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT;

(iii) CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

(c) Remedy. EXCEPT AS PROVIDED BY THE AAA RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE AAA RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW. NOTHING IN THIS AGREEMENT OR IN THIS PROVISION IS INTENDED TO WAIVE THE PROVISIONAL RELIEF REMEDIES AVAILABLE AS A MATTER OF LAW OR UNDER THE AAA RULES.

(d) Equitable Remedies. THE COMPANY OR I MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR A TEMPORARY RESTRAINING ORDER, PRELIMINARY INJUNCTION, OR OTHER INTERIM OR CONSERVATORY RELIEF, AS NECESSARY, WITHOUT BREACH OF THIS AGREEMENT AND WITHOUT ABRIDGEMENT OF THE POWERS OF THE ARBITRATOR.

(e) Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION AND THE NATIONAL LABOR RELATIONS BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, TO THE EXTENT PERMITTED BY LAW.

(f) Consideration. I UNDERSTAND THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY’S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

(g) Voluntary Nature of Agreement. I ACKNOWLEDGE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I ACKNOWLEDGE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

10. Miscellaneous Provisions.

(a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address which the Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Whole Agreement. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement and the EPIA contain the entire understanding of the parties with respect to the subject matter hereof.

(d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e) Governing Law; Consent to Personal Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE ARBITRATION PROVISION IN SECTION 9, I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW JERSEY FOR

ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY CONCERNING MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT OR ARISING FROM OR RELATING TO THIS AGREEMENT.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Tim Mack

ALIGN TECHNOLOGY, INC.

/s/ Thomas M. Prescott
Title: President and CEO